Legend:

         Places in this exhibit where four (4) consecutive asterisks ("****") appear indicates that a confidential portion of this document has been omitted in such location. PracticeWorks has filed a request for confidential treatment with respect to such information, and such information has been filed separately with the Securities and Exchange Commission.

                                                                   Exhibit 10.12

     [DELL LOGO]


                        PURCHASE AND MARKETING AGREEMENT



                                     Between

   Dell Marketing L.P.                         InfoCure Corp.
   One Dell Way                                Corporate Headquarters
   Round Rock, TX 78682                        1765 The Exchange, Suite 500
   "Dell"                            and       Atlanta, GA 30339
                                               "Customer"
                                               Customer No. ___________________

-------------------------------------------------------------------------------
A.       INTRODUCTION
-------------------------------------------------------------------------------

This Purchase and Marketing Agreement (including attachments and the Terms and Conditions of our service programs, if applicable) (the "Agreement") is between Dell Marketing L.P. and Customer for (i) the purchase and sale, in the United States only, of computer hardware and related products, including software-licensing arrangements specified in this Agreement ("Products") and services for the Products ("Services"), and (ii) the marketing of Products with Customer's proprietary software to physicians in the United States in accordance with the program described in Attachment C ("Physicians Program"). When Dell refers to "Customer" in this Agreement, Dell means the Customer identified above. The date on which Dell signs this Agreement is the effective date.

This Agreement runs for an initial one-year term, and it will thereafter renew automatically for successive one-year terms. Either party may terminate this Agreement sooner as provided for in the "Termination" section below.

Customer has the option to take advantage of various programs related to the Customer's purchase of Products and Services from Dell. Customer may take advantage of the various programs by issuing a purchase order to Dell. Once Dell accepts the purchase order or does not reject it, the programs will become a part of this Agreement, along with the "Terms and Conditions" (see "Available Service Options" below) to which they relate.

-------------------------------------------------------------------------------
B.       HOW TO BUY PRODUCTS
-------------------------------------------------------------------------------

1. OBTAINING QUOTES. Customer may request a quote for its purchases on-line from its Premier Pages site or directly from its sales representative. Dell's written quotes are binding on Dell for thirty days from the date issued or as otherwise agreed to in writing by the parties. If, however, there are shortages in materials, increases in the cost of manufacturing materials or components or other factors beyond the reasonable control of Dell, Dell may revise the quotes and increase the price(s) of the Products and Services.

2.       ORDERING AND DELIVERY OF PRODUCTS.

         (a) Ordering Products. Customer may place an order for Products and Services by telephone or in writing. Telephone orders must be confirmed in writing; written orders and telephone order confirmations may be sent by facsimile. Customer may also place an order electronically by participating in the Web-Based Order" program below. Orders will be binding on both Dell and Customer, unless Dell has notified Customer prior to its placement, in writing or orally, that Dell is not accepting the order. Except for order specific terms such as quantity and pricing, this Agreement will exclusively control the terms and conditions of all orders Customer places. No other terms and conditions such as those appearing on or embedded in orders, confirmations, order acknowledgements or other communications will be binding.

         (b) Canceling or Changing Orders. Customer may change or cancel an order until the time Dell begins to manufacture it.

         (c) Shipping Dates, Title and Inspection. When Dell accepts an order, Dell will provide Customer with an estimated ship date(s) for all Products ordered. Title to the Products, except software that is subject to licensing agreements (see "Software" below), passes from Dell to Customer when Dell ships the Products from its manufacturing location. If Customer is not satisfied with the Products, it has the right to return them under the then current "Total Satisfaction" policies described below.

         (d) Web-Based Order Program. Customer may place its orders on-line through its Premier Pages web site under the Web-Based Order program. If Customer elects to participate in this program, Dell will issue user names and passwords (the "Purchase Codes") to Customer's designated contact person for placing orders electronically. The names and passwords, which Dell may revise from time to time, will allow Customer to access its Premier Pages web site and place online orders. Customer agrees to keep the Purchasing Codes confidential and control their use. Customer also agrees that Dell is not responsible for, and hereby waives, any cause of action against Dell for Customer's misuse of the Purchase Codes. Dell will deactivate Customer's Purchase Codes, upon Customer's request. If electronic orders are placed using the Purchase Codes, Customer agrees that it will be responsible for full payment of any Products or Services ordered electronically using this Web-Based Order program. When Products or Services are ordered through the use of Purchase Codes, all of the terms and conditions of this Agreement apply, including but not limited to those related to order confirmation and limitation of liability.

3.       PRICING AND OTHER CHARGES.

         (a) Pricing. This Agreement allows Customer to purchase Products from Dell under two pricing programs at a discount off standard list price or special pricing. Customer may meet Dell's requirements for both programs, but Customer cannot combine the programs for a single Product purchase. Pricing related to the Physicians Program is described in Attachment C.

         (b) Discounts Off Standard List Price. Customer's discounts are listed in Attachment A and are based on Customer's commitment to purchase its exclusive internal hardware requirements from Dell. With thirty days' notice, Dell may adjust Customer's discounts if Customer's annual purchases do not meet that commitment. If Customer orders Products under the new discounts, those orders are Customer's acceptance of the new discounts for purchases going forward.

         (c) Special Pricing. During the term of this Agreement, Dell may offer to Customer special pricing on a limited number of configurations for a limited period of time. Special pricing is available based on Customer's commitment to purchase a certain quantity of the designated configurations. Add-ons or modifications to the designated configurations will be priced at the discount under the Discounts Off Standard List Price provided for in Attachment A.

         (d) How Dell Calculates Customer's Discounts. The discount rates are a percentage reduction off of Dell's then-current standard list prices for Products and are calculated before shipping and handling charges are added. All standard list prices are in U.S. dollars and will change from time-to-time. Customer's discounts are not available for special Products promotions and cannot be combined with other offers.

         (e) Sales and Other Transaction Taxes. Except for taxes imposed on the net income of Dell, Customer is responsible for and agrees to pay all sales, value added and other transactional taxes associated with the sale of Products and Services, unless Customer provides to Dell a valid tax exemption certificate.

         (f) Shipping and Handling Options and Pricing. Customer may select from one of the two following shipping options: (1) Customer may direct Dell to ship Products using Dell's designated carrier or (2) Customer may designate another carrier. If Customer directs Dell to ship by using Dell's designated carrier, Dell will invoice Customer for shipping and handling costs, and Dell will bear the risk of loss of or any damage to the Products during shipping. If Customer directs Dell to ship by using Customer's designated carrier, Dell will ship Products via Customer's carrier, freight collect or freight prepaid by Customer, and Customer will bear the risk of loss of or any damage to the Products during shipping.

4.       INVOICING/PAYMENT.

         (a) Invoice. Dell will send invoices to Customer for Products or Services Customer purchases when or shortly after the Products are shipped.

         (b) Payment Terms. Customer's payment terms will be net thirty days from the invoice date, subject to continuing credit approval. For invoices not paid within thirty days of the invoice date, a late penalty charge of one percent (1%) per month (pro-rated daily) will be applied against undisputed overdue amounts. If amounts are overdue, Dell may, without waiving any other rights and remedies to which Dell may be entitled, decide not to accept additional orders from Customer, terminate this Agreement, refuse to ship ordered Products and/or seek collection from Customer of all amounts due, including reasonable legal fees and costs of collection.

5. PRODUCT SPECIFICATION. Dell has not tested or certified its Products for use in high risk applications including medical life support, nuclear power, mass and air transportation control or any other potentially life critical uses. Customer understands and agrees that Dell makes no assurances that the Products are suitable for any high-risk uses. Dell continually upgrades and revises its Product lines to provide Dell customers with the new Product offerings. Dell may revise or discontinue Product offerings at any time without prior notice to its customers. This constant Product re-engineering may occur between the time Customer orders Products and when Dell ships those Products to Customer. As a result, Products shipped to Customer may display minor differences from the Products Customer ordered, but they will meet or exceed all material specifications of the Products Customer ordered. In addition, Dell will meet with Customer quarterly to discuss product roadmaps on the configurations for which Customer receives special pricing.

6. AFFILIATES. Customer, its corporate parent(s), and their subsidiaries and affiliates that are majority-owned by them or are under the voting control of any of them (referred to as "Affiliate" or "Affiliates") may order Products under this Agreement. Customer agrees to make all Affiliates aware of the terms and conditions of this Agreement and that by submitting an order each respective Affiliate agrees to be bound by such terms and conditions. Dell, in its sole discretion, may discontinue selling Products under this Agreement to any Affiliate or may require additional payment conditions for any Affiliate. Each Affiliate must agree that it is buying for its own use, and not for resale.

-------------------------------------------------------------------------------
C.       AVAILABLE SERVICE OPTIONS
-------------------------------------------------------------------------------

Dell will provide general service and support, to Customer in the United States, in accordance with the service and support policies and conditions available at the time Customer purchases the Products.

For an additional charge, Customer may customize its service and support by selecting from optional service programs available from Dell. Examples of some of current service programs available from Dell are listed below. For information about those and other optional service programs, Customer may contact its sales representative or visit Dell's web site at www.dell.com.

ON-SITE SERVICE FOR NOTEBOOKS, DESKTOPS,                        INSTALLATION SERVICES FOR NOTEBOOKS, DESKTOPS
WORKSTATIONS AND SERVERS                                        AND WORKSTATIONS

-        Four-Hour On-Site Service                              -        Basic
-        Next Business Day On-Site Service                      -        Classic
                                                                -        Comprehensive

INSTALLATION SERVICES FOR SERVERS                               CUSTOM SERVICES
CONSULTING SERVICES

Customer may select any of the service programs by issuing a purchase order to Dell. Submission of a purchase order for service programs is Customer's acknowledgement, acceptance and agreement to be bound by the then-current terms and conditions for the service programs ("Terms and Conditions") that are listed on our web site at http://support.dell.com/support/scontracts/ or provided by Customer's sales representative.

Once Dell has either accepted the purchase order or not rejected it, Dell will provide the services in accordance with the Terms and Conditions. The Terms and Conditions are in addition to the terms and conditions of this Agreement, which continues to control purchases of Products and Services by Customer. The Terms and Conditions of our service program may be revised from time to time at Dell's discretion, but Customer's service program will be governed by the Terms and Conditions in effect at the time of Customer's purchase. Dell will invoice and Customer agrees to pay the charges for the additional service programs Customer selected as Products and Services are purchased under this Agreement.

Dell may change its general service and support levels and programs at any time without notice, and Dell makes no guarantee of what services Dell will offer customers during the life of the Products Customer purchases. The service program in place at the time of purchase is the program that will apply to the Services purchased.

-------------------------------------------------------------------------------
D.       ADDITIONAL OFFERINGS AVAILABLE TO CUSTOMER
-------------------------------------------------------------------------------

Dell also provides the following options to Customer in the United States in accordance the policies and conditions available at the time Customer purchases the Products. Dell may, however, change these options or their terms and conditions at any time without notice.

1. DELLPLUS FACTORY INTEGRATION SERVICES. Customer may purchase factory integration services. Dell will provide factor integration services to Customer upon the terms and conditions set forth in Attachment B.

2. EMPLOYEE PURCHASE PROGRAM. Under this program, Customer may extend to its employees certain purchasing rights, including the right to purchase selected configurations of Dell's products at a discount. To participate in this program, please contact Customer's sales representative. Purchases by Customer's employees under this program will count toward Customer's annual purchase commitment, but Customer's employees must pay for Products and Services in accordance with Dell's terms and conditions for sales to individuals.

3. PREMIER PAGES SERVICE. The Premier Pages service is Customer's on-line connection to Dell. Working with the Customer, Dell can customize a site for Customer and its authorized employees to access. To establish Customer's customized Premier Pages site, please contact Customer's sales representative.

4. PRODUCT EVALUATION OPPORTUNITIES. Customer may evaluate or demo certain Products under Dell's Product Evaluation program. The terms and conditions under which Customer may evaluate or demo certain Products are located at http://support.dell.com/support/scontracts/pea.htm.

-------------------------------------------------------------------------------
E.       ABOUT DELL'S PROGRAMS AND POLICIES
-------------------------------------------------------------------------------

In addition to the terms in this Agreement, Customer may also benefit from the programs and policies listed below. The current terms and conditions of Dell's limited warranties and return policies are available at http://www.dell.com/policy/legal/termsofsale.htm, although the exact terms and conditions may be revised from time to time at Dell's discretion. The offering in place at the time of purchase is the offering that will apply to the Products purchased.

-    One Year Limited and Three Years                  -      Total Satisfaction Policy and Limited Warranty for DellWare
     Limited Warranty on Dell-branded                         Products and other third party products factory integrated into
     hardware Products                                        Products under DellPlus Factory Integration Services

-    30 Days Total Satisfaction Policy for
     Dell-branded hardware Products

-------------------------------------------------------------------------------
F.       ABOUT OUR RELATIONSHIP UNDER THIS AGREEMENT
-------------------------------------------------------------------------------

1. COMPLIANCE/EXPORT RESTRICTIONS. Dell and Customer agree to comply with all applicable laws related to the use and manufacture of Products. Customer agrees to comply with all applicable export laws, regulations and orders. In addition, each party agrees to indemnify, defend and hold the other harmless from any claims, demands or causes of action ("Claim") against the other due to the indemnifying party's violation or alleged violation of the applicable export laws, regulations and orders.

2. SOFTWARE. Dell distributes software with its hardware Products. Customer agrees and understands that Dell provides this software to Customer subject to the license agreement shipped with the software or in a separate agreement between Customer and the software licensor. Customer agrees that it is bound to and will abide by each such license agreement.

3.       WARRANTY DISCLAIMERS.

         DELL DOES NOT MAKE ANY EXPRESS OR IMPLIED WARRANTIES ON SERVICES OR PRODUCTS EXCEPT THOSE INCLUDED IN THE LIMITED WARRANTY STATEMENTS SHIPPED WITH PRODUCTS. THOSE LIMITED WARRANTY STATEMENTS ARE THE EXCLUSIVE CONTROLLING TERMS AND CONDITIONS OF THE LIMITED WARRANTIES FOR PRODUCTS, AND THERE ARE NO WARRANTIES FOR SERVICES. NOTHING IN THIS AGREEMENT OR ANY OTHER WRITTEN DOCUMENTATION OR ANY ORAL COMMUNICATIONS WITH CUSTOMER MAY ALTER THE TERMS AND CONDITIONS OF DELL'S LIMITED WARRANTY STATEMENTS OR DELL'S DISCLAIMER OF WARRANTY FOR SERVICES. DELL MAY, IN ITS SOLE DISCRETION, REVISE ITS LIMITED WARRANTIES FROM TIME TO TIME. NO CHANGE IN LIMITED WARRANTIES WILL AFFECT PRODUCTS ALREADY ORDERED BY CUSTOMER. IF CUSTOMER HAS NOT TIMELY PAID DELL FOR PRODUCTS OR SERVICES, DELL MAY, IN ITS SOLE DISCRETION, DISCONTINUE PROVIDING WARRANTY, SERVICE AND TECHNICAL SUPPORT FOR THE UNPAID PRODUCT OR SERVICES. DELL DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. ANY WARRANTY PROVIDED ON SOFTWARE OR A DELLWARE PRODUCT IS PROVIDED BY THE PUBLISHER OR ORIGINAL MANUFACTURER AND MAY VARY FROM PRODUCT TO PRODUCT.

4. DELL'S INDEMNITY FOR INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS. Dell will indemnify Customer from any third party claim that a Dell-branded hardware Product infringes on another person's or company's patent, copyright, trade secret or other intellectual property right in the United States as specified in this Section. This indemnity does not cover and specifically excludes (a) intellectual property rights recognized in countries and jurisdictions other than the United States; and (b) claims relating to DellWare products, Products of other manufacturers distributed to Customer by Dell, and software. Dell has no obligation under this Section for any claim resulting or arising from Customer's unauthorized modification of a Product or from any combination, operation or use of the Products with systems other than those provided by Dell to the extent that the claim is caused by such modification, combination, operation or use of the Products. Dell's duty to indemnify under this Section is contingent upon Dell receiving prompt notice of a claim and Dell's right to solely control resolution of a claim. Customer's sole remedy for an indemnified claim under this Section is as follows: Dell will, at its expense and in its discretion either (a) resolve the claim in a way that permits Customer's continued ownership and use of the affected Product, (b) provide a comparable, non-infringing replacement at no cost to Customer, or (c) accept return of the Product freight collect and provide a reasonable depreciated refund. This Section is the exclusive statement of Dell's liability and responsibility for indemnifying Customer and nothing in this Agreement or elsewhere will obligate Dell to provide any greater indemnity to Customer.

5. LIMITATION OF LIABILITY. DELL AND CUSTOMER EACH EXPRESSLY AGREE AND UNDERSTAND THAT THE OTHER PARTY WILL NOT HAVE ANY LIABILITY BEYOND THE REMEDIES SET FORTH IN THIS AGREEMENT, INCLUDING ANY LIABILITY FOR PRODUCTS NOT BEING AVAILABLE FOR USE, FOR LOSS OR CORRUPTED DATA OR SOFTWARE, PERSONAL INJURY, DEATH OR OTHER LOSS DUE TO PRODUCT FAILURE OR ANY LIABILITY FOR ANY AND ALL INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE PURCHASE, USE OR PERFORMANCE OF PRODUCTS OR SERVICES, EVEN IF THE PARTY HAS BEEN ADVISED OF THEIR POSSIBILITY. THIS LIMITATION OF LIABILITY APPLIES BOTH TO PRODUCTS AND SERVICES CUSTOMER PURCHASES UNDER THIS AGREEMENT.

         NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, CUSTOMER AGREES THAT DELL'S, INCLUDING DELL'S AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS, LIABILITY RELATED TO OR ARISING OUT OF THE PURCHASE OF PRODUCTS OR SERVICES PURSUANT TO THIS AGREEMENT IS STRICTLY LIMITED TO THE TOTAL DOLLAR AMOUNT OF PRODUCTS AND SERVICES PURCHASED AND PAID FOR BY CUSTOMER PURSUANT TO THIS

         AGREEMENT DURING THE TWELVE MONTHS IMMEDIATELY PRECEDING THE DATE DELL IS NOTIFIED BY CUSTOMER OF ANY CLAIM OF LIABILITY.

6. CONFIDENTIALITY AND NON-DISCLOSURE. If a separate, written nondisclosure agreement exists between Dell and Customer, such agreement will control and will apply according to its terms and conditions to all confidential information the parties exchange with each other. If no separate written nondisclosure agreement exists between Dell and Customer, the terms listed in Attachment D will apply to the confidential information the parties exchange with each other.

7.       TERMINATION.

         (a) Notice of Termination. Either party may terminate this Agreement at any time for any reason (with or without cause) by providing at least thirty days' prior written notice. If either party breaches its obligations under this Agreement, the other party may terminate this Agreement by providing ten days' prior written notice.

         (b) Effect of Termination. If either party gives notices of termination, Dell may, but will not be obligated to, accept orders from Customer. The terms and conditions of this Agreement will control the acceptance and shipment of any orders before termination.

8. NOTICES. To give notice under this Agreement, the notice must be in writing and will be effective when delivered to the other party at the addresses listed at the beginning of this Agreement. For notices to Dell, Customer will send a copy to Dell Marketing L.P., Attn: Contracts Manager, One Dell Way, RR 3, Box 14, Round Rock, TX 78682. Any change of address must be sent to the other party in writing.

9.       MISCELLANEOUS.

         (a) General Assignments and Assignment for Third Party Leasing. Either party without the express written consent of the other may not assign this Agreement, except that no consent shall be required for any assignments by Dell to its affiliates or subsidiaries. With Dell's prior approval, for the purpose of leasing Products, Customer may assign its rights to purchase Products under this Agreement to a third party on the terms listed in the Revocable Assignment for Third Party Leasing. Customer may obtain the Revocable Assignment for Third Party Leasing from its sales representative.

         (b) Independence of Parties. No provision of this Agreement will or shall be deemed to create a partnership, joint venture or other combination between Dell and Customer.

         (c) Entire Agreement. This Agreement (with attachments and Terms and Conditions of our service programs that are material terms of this Agreement, if applicable) is the entire agreement between Dell and Customer with respect to its subject matter and supersedes all prior verbal and written understandings, communications or agreements between Dell and Customer. No amendment to or modification of this Agreement, in whole or part, will be valid or binding unless it is in writing and executed by authorized representatives of both parties.

         (d) Severability. If any provision of this Agreement is void or unenforceable, the remainder of this Agreement will remain in full force and will not be terminated.

         (e) Events Beyond Either Party's Control. Neither party will be liable for any delays resulting from circumstances or causes beyond the party's reasonable control.

         (f) Governing Law. The laws of the State of Texas govern this Agreement.

DELL MARKETING L.P.                                 INFOCURE CORP.

/s/ Teresa M. Shappell                              /s/ Frederick L. Fine

By: Teresa M. Shappell                              By: Frederick L. Fine

Title:  General Manager, Dell Healthcare     Title:  President

Date:  August 1, 2000                        Date:  August 1, 2000

                                  ATTACHMENT A

            TO THE PURCHASE AND MARKETING AGREEMENT (THE "AGREEMENT')


                                DISCOUNT SCHEDULE

PRODUCT CATEGORY*        DISCOUNT*                             PRODUCT DESCRIPTION
-----------------        ---------                             -------------------
        A                  ****             Peripherals, OptiPlex Systems not listed in Category H,
                                            Workstations, Latitude CPi, Latitude CPiA, Latitude CPx,
                                            Latitude CS, Latitude LS, PowerEdge, PowerVault,
                                            PowerApps, Customer kits on Dell stocked accessories &
                                            options

        H                  ****             Optiplex GX100

        N                  ****             Future Products to be Determined

        O                  ****             Directline Service; Dell Open Manage FC
                                            storage software support; 4-hr Service for
                                            Servers/Storage (all yrs.)

        L                  ****             Selected application software, non-stocked peripherals
                                            and accessories*

* Product categories and discount levels are subject to change by Dell at any time if Dell changes categories for its customers generally.

                                  ATTACHMENT B

            TO THE PURCHASE AND MARKETING AGREEMENT (THE "AGREEMENT")

                      DELLPLUS FACTORY INTEGRATION SERVICES

Dell will provide factory integration services to Customer on the following terms and conditions:

DELLPLUS SERVICES PURCHASED. This Attachment shall apply each time Customer engages Dell to provide DellPlus Integration Services as more fully set forth, in each case, on the Technical Specification document to be executed by Customer for each DellPlus Configuration. DellPlus Integration services may include:

1. Installation or integration of Customer's custom software image, which may include industry standard and/or custom software (in each case, a "DellPlus Configuration");

2. Installation or integration of a pre-configured bundle of third party hardware and/or software, in a Dell system ("Order Ready"), and

3. Asset tagging hardware integration or other system integration services.

TECHNICAL SPECIFICATIONS. Dell may, at Customer's request, deliver to Customer a "DellPlus Configuration", defined as products which include either (i) DellPlus Services or (ii) Order Ready bundles for a per-system fee to be determined between the parties. Customer is responsible for determining Customer technical specifications for each DellPlus Configuration and for ensuring that those technical specifications are properly documented to Dell in a verified and signed "Technical Specification" form. Dell is not responsible for the operation or suitability of any DellPlus Configuration or for any revision or engineering changes in any third party products included in a DellPlus Configuration. Customer acknowledges that the DellPlus Configurations are of Customer's choosing. Customer is responsible for ensuring that all technical specifications are properly documented to Dell in a verified and signed "Technical Specification" form. Dell shall be entitled to rely on the Technical Specification form. Dell is not responsible for liability or damage arising from the installation of a DellPlus Configuration performed in accordance with the Technical Specification form and Customer's instructions. If Dell is of the reasonable view that the proposed DellPlus Configuration is not technically feasible, Dell reserves the right to refuse to proceed with the development of the configuration at any time.

SOFTWARE INSTALLATION. Customer will provide to Dell any custom software to be installed in a DellPlus Configuration and Customer authorizes Dell to copy, install and modify, if necessary, all software to be installed in any DellPlus Configuration or to be recorded in electronic media for subsequent re-installation of backup. Customer grants to Dell a non-exclusive, royalty-free, right and license to reproduce, install on Dell Hardware products and distribute the custom software image in conjunction with sales of Dell hardware products to Customer and end-users pursuant to the Physician Program described in Attachment C to this Agreement. Customer represents and warrants that it has the right to authorize and grant this license to Dell to make copies, alterations, modifications or adjustments to any software included in a custom software image for purposes of installation of the DellPlus Configuration. Customer warrants to Dell that it has obtained the right to authorize Dell to copy and install any software included in an Order Ready Configuration. Customer further represents and warrants to Dell and the end users in the Physicians Program that any of the Software that is proprietary to Customer does not infringe on any U.S. patent, copyright, trademark, or trade secret of any third party.

EXPORT. Customer acknowledges that the DellPlus Configurations licensed or sold hereunder are subject to the export control laws and regulations of the USA or those of other countries from which they were supplied and in which they are used. Customer further represents and warrants the facts set forth on the Technical Specification form or any technical specification sheet or other document provided by Customer. Customer recognizes that Dell will rely on such documents if Customer exports products for Customer. Customer is solely responsible for obtaining any specific licenses relating to the export of DellPlus Configurations if a license is needed. Dell's acceptance of any order for a DellPlus Configuration is contingent upon the issuance of any applicable export license required by the United States Government; Dell is not liable for delays or failure to deliver a product resulting from Customer's failure to obtain such license.

INDEMNIFICATION. Customer agrees to indemnify and hold Dell harmless from any and all liability, damages, claims or proceedings arising out of (i) Customer's failure to obtain the appropriate license or other intellectual property rights to support the installation of the DellPlus Configuration or Order Ready Configuration, including the right to make any copies or reproductions of the software provided by Customer; or (ii) any inaccurate representations regarding the existence of an export license or the eligibility for export of software without a license or (iii) the software image provided to Dell by Customer.

                                  ATTACHMENT C

            TO THE PURCHASE AND MARKETING AGREEMENT (THE "AGREEMENT')

                           PHYSICIAN MARKETING PROGRAM

         Dell Marketing L.P. ("Dell") and InfoCure Corp. ("Company") agree that the following terms and conditions will apply to Dell's participation as exclusive computer hardware supplier in the Company's program ("Physicians Program") to provide physicians and dentists with a computer hardware package that includes Dell-branded hardware and the Company's proprietary software image, which image will be provided to Dell from the Company and loaded pursuant to the Dell's DellPlus Factory Integrated Services. The Program will offer physicians in the United States ("Buyers") the opportunity to purchase (or to have purchased on Buyer's behalf for Buyer to lease) computer hardware loaded with Company's image ("Products") from Dell. In lieu of a direct purchase, Dell Financial Services L.P., a separate legal entity from Dell, will provide a leasing option to qualified Buyers, as determined exclusively by Dell Financial Services L.P.

1.       SCOPE AND TERMINATION

1.1 This Agreement covers Buyers in the United States only. Dell and Company shall use good faith efforts to promptly agree on mutual terms for expansion of the Physician Program to the United Kingdom, Europe, and Australia.

1.2 Each party may terminate their participation in the Physicians Program in the manner set forth in Section E7 of the Agreement. Upon termination, neither party will have any claim for any incidental, indirect, special or consequential damages against the other arising out of or in connection with the investment it may have made in the relationship established under the Agreement.

2.       PRICES; STANDARD CONFIGURATIONS

2.1 Dell and Company will agree on standard configurations for inclusion in the Program ("Program Configurations"), the price to be paid by Buyers (or by Dell Financial Services L.P. on behalf of the Buyers) will be fixed for 90 days for the Program Configurations. If Dell increases its prices generally to customers due to shortages of manufacturing materials or components, or to other factors beyond the control of Dell, then Dell may increase the prices of Program Configurations with 30 days notice to Company. Any fixed price for the Program Configurations will be less than the then published list price on www.dell.com. On a quarterly basis or such other time requested by Company, Dell and Company will meet to discuss the Products offered in the Program.

2.2 Dell and Company agree that Program Configurations are the Products that will be promoted for the Program. At Company's request, Dell will consider adding or changing the Program Configurations. If a Buyer contacts Dell through the Program and requests pricing on Products other than the Program Configurations, Dell may (but is not obligated) to offer discounted pricing to such Buyer, and the discount, if any, for such other Products will depend on the Product and quantity ordered.

2.3 The pricing offered herein and Dell's participation in the Program is conditioned upon (i) Dell being the only provider of computer hardware, software, and peripherals recommended by Company to the Buyers for the Intel platform, and (ii) Company's exclusive purchase of Dell's hardware for its future internal hardware needs.

2.4 The terms and conditions of each sale to the Buyers (or Dell Financial Services L.P. to lease to Buyers) will be governed by Dell's standard terms and conditions.

3.       PRODUCTS

3.1 Dell's policy is one of on-going product update and revision. Dell may revise and discontinue Products and services at any time, without notice, including the Program Configurations. The Products shipped pursuant to the Program will meet or exceed the material specifications of Products ordered; however, minor differences between Products as shipped and Products as described in a specification sheet or catalog are possible. The parts and assemblies used in building the Products sold under the Program are selected from new and equivalent to new parts and assemblies in accordance with industry practices.

3.2 The Products and services to be included in the Program shall be mutually agreed by Dell and Company. Company acknowledges that a Buyer may request additional product information and services and Dell, at its sole discretion, may provide a Buyer with such additional information about, and sell, such products and services that are not approved for the Program by Company. Once Dell establishes an account for a Buyer, the Company will be entitled to Marketing Fee as provided herein on any subsequent purchases by that Buyer under that account number, including purchases of goods and services outside of the Program Configurations. Dell reserves the right to limit the Marketing Fee for such subsequent purchases outside of the Program Configurations upon thirty (30) days written notice to Company.

4.       COMPANY CUSTOM SOFTWARE IMAGE

4.1 The Products sold pursuant to the Program will include the Company's custom ASP, server-based, and/or licensed software (the "Image"), which Image is proprietary to Company or Company's licensor. Dell will install the Image pursuant to this Agreement (Attachment B). Dell will hold any Company proprietary software in confidence for Company and not use it except as necessary to perform Dell's obligations under this Agreement to load on Program Configuration for Buyers.

4.2 Company will bill and collect any fees related to the use of the Image by the Buyers. Except for the charge for installation of the Image, Dell has no responsibility to collect any fees from the Buyers related to the Image included on the Program Configuration. Neither Dell or any employee of Dell has authority to determine or set Company pricing for the Image.

4.3 Company is responsible for providing technical support to the Buyers for the Image. Company shall establish and maintain support services for Buyers for its Image. Company is responsible for determining its technical specifications for installing the Image on the Standard Configuration and for ensuring that those technical specifications are properly documented to Dell in a verified and signed "Technical Specification" form. Dell is not responsible for the operation (except as provided in Attachment B of this Agreement) or suitability of the Image on the Program Configuration. Company represents and warrants that the Image is suitable for the intended purpose Company represents to Buyers.

5.       COMPANY'S MARKETING EFFORTS AND ORDER PROCESS

5.1 At its expense, Company will use commercially reasonable efforts to market the Program to Buyers. Dell hereby appoints Company to market Products in accordance with the terms of this Agreement. Specifically, Company agrees that it will only market the Products with Company's proprietary software. Company may not use distributors, third party sales agents, or other remarketers to sell the Products without Dell's prior written approval of each such distributor, third party sales agent, or other remarketer.

5.2 Marketing/Order Process. Whenever commercially reasonable, Company will endeavor to provide Dell with a list of prospective Buyers at least ten
(10) days prior to Company contacting the Buyer to market Dell hardware under the Physician Program. Dell acknowledges it may not always receive advance notice of the prospects and will still endeavor to provide prompt processing of the Buyers. Dell will set up customer accounts for the Buyers. Company's sales team will offer Buyer the Program Configurations. For Buyers that elect to buy, Company's sales team will complete Dell's PO Bundle for approval by the Buyer and then submit it to a dedicated Dell e-mail address for the Physician Program. Dell will immediately enter the Order (adding the Dell customer number for the Buyer and generating an Order number). Dell will forward the Order to Dell Financial Services L.P. for its review and approval. If Dell Financial Services L.P. elects to lease to the Buyer (at Dell Financial Services L.P.'s sole discretion) and receives its required documentation, Dell Financial Services L.P. will authorize Dell to release the Order for production. Company and Dell acknowledge that the goal is to make the order process as simple as possible for the Buyers. If Dell does not have advance notification to establish a customer account or the Order is not completed or submitted properly, the ability to expedite the Order process and track the Marketing Fee (defined below) will be impaired. Dell and Company agree to work together to mutually agree and develop the order process related to the Physician Program.

5.3 Except as provided herein, Dell may appoint other resellers or remarketers to sell or may directly market Products (excluding the Image) to anyone, including without limitation, Buyers. Dell will not market or sell or distribute Company's image or proprietary software except through the Company and the Physician Program and Dell will not use Buyer information provided by Company for any purpose except for facilitating Company's Physician Program and order process. Dell may market (directly or through third party agents) the Products and/or other products and services to Buyers at any price Dell chooses without any obligation or liability to Company provided the marketing does not use any information (including, without limitation, the Buyer information) provided by Company. Dell reserves the right to change its distribution channels for Products and add or terminate other distributors, third party sales agents or other remarketers, including distributors, third party sales agents and other remarketers who may compete with Company. This Agreement does not guarantee that Company will make any sales of the Products.

5.4 Recordkeeping/Document Delivery. Company agrees to provide Dell with fifteen (15) days prior written notice of any material change related to Company's business, which materially alters Company's plans for marketing the Products to its customers. Company will provide all its end users with warranty statements, registration cards, Software license agreements and other materials related to the Image.

5.5 Relationship of the Parties. Dell and Company are independent contractors. Neither Party will make any warranties or representations or assume any obligations on the other Party's behalf. Neither Party is nor will claim to be a legal representative, partner, franchisee, agent or employee of the other Party except as specifically stated in this Agreement. Each Party is responsible for the direction and compensation, and is liable for the actions of, its employees.

6.       PUBLIC RELEASE OF INFORMATION, TRADEMARKS AND ADVERTISING

6.1 Public Release of Information. Neither Party may publicly release any information relating to this Agreement, including the existence of this Agreement, without first receiving the prior written approval of the other Party. Relative to Dell, such prior written approval must be obtained from Dell's public relations department. No other department within Dell is authorized to consent to public releases of information.

6.2 Advertising. Dell must approve all of Company's advertisements concerning the Products or this Agreement. Dell may reject and disallow Company's use of any advertising or publicity relative to the Products or this Agreement that Dell finds, in Dell's sole discretion, to be inaccurate, objectionable or misleading. Company, at Company's expense, will correct, change or withdraw any such advertising or publicity rejected by Dell. The parties will work together to streamline the advertising approval process with Dell providing trademark usage guides and pre-approved advertising templates for Company's use.

6.3 Trademarks. Dell hereby grants Company the limited right to use Dell trademarks and trade names for the limited purpose of marketing the Products to Buyers. Company acquires no ownership rights in Dell trademarks or trade names and the limited rights granted to Company under this Section end immediately upon termination of this Agreement for any reason.

7.       DELL'S MARKETING MATERIALS

At its discretion, Dell may provide Company with marketing materials and information regarding the Products offered through the Program for distribution at Company expense by Company to Buyers. At its expense, Company will use reasonable efforts to market the Program to Buyers. Unless otherwise agreed to in writing, Dell will not prepare any special marketing materials related to the Program and Company.

8.       MARKETING FEES

8.1 For orders that are placed through Company by Buyers in accordance with this Agreement, Dell will pay a marketing fee ("Marketing Fee") in accordance with this Agreement. Dell will pay on a quarterly basis, a Marketing Fee in the amount of **** for Servers and **** for all other lines of business ("Marketing Fee") based on the total dollar value of Qualifying Purchases (as defined herein) during Dell's preceding fiscal quarter. Qualifying Purchases are all purchases by Buyers (or on Buyers behalf by Dell Financial Services L.P.) made via Company less shipping, handling, tax, returns and credits, and which purchases are paid for during the prior fiscal quarter.

8.2 Forty-five days after the end of each of Dell's fiscal quarters (April 30, July 31, October 31, January 31) during the term of this Agreement, Dell will provide Company with a report, in a format to be defined by Dell, listing Qualifying Purchases made during such prior fiscal quarter and will pay the Marketing Fee on such amounts to Company at the address specified by Company.

8.3 Company agrees to notify each actual or prospective Buyer, where necessary or required by law, of the potential payments that may be made to Company by Dell prior to the time that such actual or prospective Buyer places its order with Dell.

9.       LIMITATION OF LIABILITY

BOTH PARTIES EXPRESSLY AGREE THAT IN NO EVENT SHALL EITHER PARTY BE LIABLE OR RESPONSIBLE TO THE OTHER PARTY FOR ANY INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES WHATSOEVER, INCLUDING, BUT NOT LIMITED TO, LOST PROFITS AND DAMAGES RESULTING FROM LOSS OF USE OR LOSS OF CORRUPTED DATA OR SOFTWARE, EVEN IF SUCH PARTY HAS BEEN ADVISED, KNEW OF OR SHOULD HAVE KNOWN OF THE POSSIBILITY THEREOF. THE PARTIES EXPRESSLY WAIVE ANY CLAIMS DESCRIBED IN THIS SECTION. COMPANY FURTHER AGREES THAT IT SHALL INCLUDE IN ALL AGREEMENTS SELLING, LEASING, OR TRANSFERRING OWNERSHIP OF THE PRODUCTS, A PROVISION SIMILAR TO THE ABOVE DISCLAIMING AS TO DELL LIABILITY FOR INCIDENTAL, INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES. DELL WILL NOT HAVE ANY LIABILITY FOR ANY DAMAGES ARISING FROM THE USE OF THE PRODUCTS IN ANY HIGH-RISK ACTIVITY, INCLUDING, BUT NOT LIMITED TO, THE OPERATION OF NUCLEAR FACILITIES, AIRCRAFT NAVIGATION OR COMMUNICATION SYSTEMS, AIR TRAFFIC CONTROL, MEDICAL SYSTEMS, LIFE SUPPORT, OR WEAPONS SYSTEMS.

10.      INDEMNIFICATION

10.1 Indemnity from Dell to Company.. Dell will indemnify Company from any third party claim, demand, cause of action, debt or liability (including attorneys' fees and expenses) that (a) Dell-branded hardware infringe, misappropriate or otherwise violate any Intellectual Property rights of a third party in the United States or that (b) Dell breached its agreement, its warranty for Dell-Branded hardware or Dell provided services or otherwise arising out of Dell's acts or omissions (an "Dell Indemnified Claim"). Dell will not indemnify Company or bear any responsibility for any claim, demand, cause of action, debt or liability based, in whole or part, upon Company's modification of the Products or from any combination, operation or use of the Products with other products or services. Dell's duty to indemnify under this Section is contingent upon Dell receiving prompt notice of an Indemnified Claim and Dell's right to solely control resolution of the Indemnified Claim. Company's sole remedy for a Dell Indemnified Claim based on Infringement is as follows: Dell will, at its expense and in its discretion, either (a) resolve the Indemnified Claim in a way that permits continued ownership and use of the affected Product; (b) provide a comparable non-infringing replacement Product at no cost to Company; or (c) accept return of the Product freight collect and provide a reasonable depreciated refund for the Product.

10.2 Indemnity from Company to Dell. Company will indemnify Dell from any third party claim, demand, cause of action, debt or liability (including attorneys' fees and expenses) that (a) Company's Image infringe, misappropriate or otherwise violate any Intellectual Property rights of a third party in the United States or that (b) Company breached its agreement, its warranty for the Image or Company provided services or otherwise arising out of Company's acts or omissions (an "Company Indemnified Claim"). Company will not indemnify Dell or bear any responsibility for any claim, demand, cause of action, debt or liability based, in whole or part, upon Dell's unauthorized modification or use of Image. Company's duty to indemnify under this Section is contingent upon Dell receiving prompt notice of a Company Indemnified Claim and Company's right to solely control resolution of the Company Indemnified Claim. Company's sole remedy for a Company Indemnified Claim based on Infringement is as follows:
Company will, at its expense and in its discretion, either (a) resolve the Indemnified Claim in a way that permits continued ownership and use of the affected Product; (b) provide a comparable non-infringing replacement Product at no cost to Company; or (c) accept return of the Product freight collect and provide a reasonable depreciated refund for the Product.

                                  ATTACHMENT D

            TO THE PURCHASE AND MARKETING AGREEMENT (THE "AGREEMENT")

                            CONFIDENTIAL INFORMATION

For purposes of this Attachment D, "party" or "parties" shall mean Dell Computer Corporation and Customer, including their respective subsidiaries and affiliates who are providing information under this Agreement. The parties agree to maintain confidential information as follows:

         1. DEFINITION OF CONFIDENTIAL INFORMATION. The parties understand and agree that confidential information is any and all current and future Product and/or Services information, roadmap, technical or financial information, customer names, addresses and related data, contracts, practices, procedures and other business information, including software reports, strategies, plans, documents, drawings, machines, tools, models, patent disclosures, samples, materials and requests for proposals that may be disclosed between the parties, whether written, oral, electronic or otherwise, however and wherever acquired ("Confidential Information"). Confidential Information excludes any information which would otherwise fall in the definitions above, but which was (a) known to the recipient of the information ("Recipient") before receipt from the disclosing party; (b) publicly available through no fault of Recipient; (c) rightly received by Recipient from a third party without a duty of confidentiality; (d) disclosed by disclosing party to a third party without a duty of confidentiality on the third party; (e) independently developed by Recipient without breach of this or any other confidentiality agreement; or (f) disclosed by Recipient after prior written approval from the disclosing party.

         2. OBLIGATIONS OF CONFIDENTIALITY AND REMEDIES. Recipient agrees to protect the disclosing party's Confidential Information with the same degree of care, but no less than a reasonable degree of care, as Recipient uses with respect to its own Confidential Information. Neither party has any obligation to exchange Confidential Information. Both parties acknowledge and agree that the disclosure of the other party's Confidential Information could cause irreparable harm. Therefore, an injured party is entitled to applicable equitable relief, including injunctions, in addition to other remedies, for such wrongful disclosure of Confidential Information. In addition, disclosure of Confidential Information required by a government body or court of law is not a violation of this Section if the Recipient gives prompt notice of the required disclosure to the disclosing party.

         3. TERM OF CONFIDENTIALITY OBLIGATIONS. Recipient's duty to protect Confidential Information expires three (3) years from the date of disclosure of the particular Confidential Information, except for trade secrets, including without limitation, Customer's Buyer lists and Customer-provided Buyer information, which the Recipient shall have a duty to keep confidential for so long as such information remains a trade secret under applicable law.

         4. COOPERATION REGARDING PUBLIC RELEASE OF INFORMATION. Both parties agree to cooperate with each other in the release of information, whether confidential or otherwise, relating to the Agreement. Each party may mention the other party's name in press releases or other public releases of information as long as they have first obtained the other party's permission, in writing, prior to the release of the information.

         5. NO WARRANTIES ON CONFIDENTIAL INFORMATION. Neither party warrants or guarantees the accuracy of any Confidential Information transferred between the parties.